Exhibit 99.1

SANUWAVE Announces New Board Leadership

SANUWAVE announces addition of three new board members this quarter

SUWANEE, GA - (NewMediaWire) - April 12, 2022 - SANUWAVE Health, Inc. (SNWV), a leading provider of next-generation wound care products, today announced three new board members will join as one departs.

“We are excited to expand our board with three new members who will help us reach new heights by bringing diverse expertise and insight to our work,” said SANUWAVE CEO & Chairman of the Board Kevin A. Richardson, II. “We anticipate 2022 being a year of growth and opportunity and we have worked diligently to ensure SANUWAVE’s board and leadership represents a variety of experts that will support the progression and evolution of the company.”

The new board members Ian Miller, Jeffrey Blizard, and Jim Tyler will begin their terms in Q2 2022.
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Ian Miller: Commercial Vice President of Hoogwegt US where he manages a team of traders generating more than $500 Million in annual revenue by purchasing and selling in excess of 250,000 metric tons of commodities which are distributed around the globe. Mr. Miller has a Master of Business Administration from Drake University and brings over 20 years of sales leadership knowledge that will help SANUWAVE develop its non-medical verticals and growth strategies. Throughout his career, Mr. Miller has built a successful track record for business development and strategic implementation that have helped companies grow both their top and bottom lines.

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Jeffrey Blizard: Senior Director of Sales at AbioMED where he led sales of Impella in the surgical market bringing it from 16 million to 150 million in 6 years. Mr.Blizard brings a strong knowledge of capital equipment and sales leadership specific to the medical industry. Throughout his career, Mr. Blizard has shown strength in business and market development

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Jim Tyler: Advisory partner to Morgan Stanley Expansion Capital. Mr. Tyler brings over 40 years of operations and financial leadership in various healthcare delivery models. Mr. Tyler built a successful track record for operation excellence specifically in the wound care industry as COO with National Healing which later became Healogics.

Additionally, SANUWAVE wishes to express its deep appreciation to departing board member, John Nemelka, who joined the board in 2007.  “John is a founding board member who has stood with SANUWAVE for over 17 years. While it’s hard to see him go, he has undoubtedly made lasting contributions that have helped us chart a course for continued growth and success,” Kevin stated. “We are extremely grateful for all of his hard work and dedication.”

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:

Kevin Richardson
CEO SANUWAVE
Kevin.Richardson@Sanuwave.com